Q4 2024 Earnings Presentation March 5, 2025

Disclaimer 2 This presentation (the “Presentation”) of OppFi Inc. (“OppFi” or the “Company”) is for information purposes only. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, the Company makes no representation or warranty with respect to the accuracy of such information. Trademarks and trade names referred to in this Presentation are the property of their respective owners. The information contained herein does not purport to be all-inclusive. This Presentation does not constitute investment, tax, or legal advice. No representation or warranty, express or implied, is or will be given by the Company or any of its respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. The Company disclaims any duty to update the information contained in this Presentation, which information is given only as of the date of this Presentation unless otherwise stated herein. Forward-Looking Statements This Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations with respect to its full year 2025 guidance, the future performance of OppFi’s platform, OppFi’s objectives, plans, strategies, and expectations for OppFi’s growth, new products, and future financial performance. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, and tightening of credit markets on OppFi’s business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; OppFi’s ability to scale and grow the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi’s business; risks related to any material weakness in OppFi’s internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi’s ability to comply with various covenants in its corporate and warehouse credit facilities; risks related to potential litigation; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures Certain financial information and data contained in this Presentation are unaudited and do not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by OppFi with the SEC. Some of the financial information and data contained in this Presentation, such as Adjusted EBT, Adjusted Net Income and margin thereof, Adjusted EPS, and Free Cash Flow have not been prepared in accordance with United States generally acceptable accounting principles ("GAAP"). Adjusted EBT is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other addbacks and one-time expenses, net; and (4) other income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate for each period presented that reflects the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted Net Income Margin is defined as Adjusted Net Income as defined above divided by Total Revenue. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represents shares of both classes of common stock outstanding, excluding 25,500,000 shares related to earnout units, and including the impact of dilutive securities, such as restricted stock units, performance stock units, stock options, and the employee stock purchase plan. The earnout units were not earned pursuant to the earnout provisions of the Business Combination Agreement on or prior to July 21, 2024, the third anniversary of the closing date of the Company’s business combination. Accordingly, on such date the earnout units and associated Class V Voting Stock were forfeited. Adjusted EPS is useful to investors and others because, due to OppFi’s Up-C structure, Basic EPS calculated on a GAAP basis excludes a large percentage of OppFi’s outstanding shares of common stock, which are Class V Voting Stock, and Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, performance stock units, stock options, and the employee stock purchase plan, in any periods in which their inclusion would have an antidilutive effect. Free Cash Flow is defined as net cash provided by operating activities minus net cash used in investing activities, other than the cash used for the acquisition of equity interests in Bitty Advance. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. A reconciliation of OppFi’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Appendix. A reconciliation of projected full year 2025 Adjusted Net Income and projected full year 2025 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this Presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. No Offer or Solicitation This Presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Website This Presentation contains reproductions and references to the Company’s website and mobile content. Website and mobile content are not incorporated into this Presentation. Any references to URLs for the websites are intended to be inactive textual references only.

Q4 2024 Earnings Highlights: Greater Than 2x Net Income Growth Year over Year; Record Q4 Total Revenue 3 Net income increased $12.0 million year over year to $14.0 million, and Adjusted Net Income increased $11.8 million year over year to $20.3 million1,2 Total Revenue increased 2.1% year over year to $135.7 million, a company fourth quarter record Net charge off rate as a percentage of total revenue decreased 450 basis points year over year to 41.9%3 Average yield, annualized, increased 320 basis points year over year to 130.0%3 Recoveries of previously charged off receivables increased 39.8% year over year3 1. Adjusted net income and margin thereof are financial measures that have not been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization. 3. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Net income margin increased by 880 basis points to 10.3%, and adjusted net income margin expanded by 860 basis points to 15.0%1,2

Full Year 2024 Earnings Highlights: Significant Net Income Growth Year over Year; Record Annual Total Revenue 4 Net income increased $44.4 million year over year to $83.8 million, and Adjusted Net Income increased $41.2 million year over year to $82.7 million1,2 Total Revenue increased 3.3% year over year to $526.0 million, a company record Net charge off rate as a percentage of total revenue decreased 440 basis points year over year to 39.1%3 Average yield increased 410 basis points year over year to 131.4%3 Recoveries of previously charged off receivables increased 35.8% year over year3 1. Adjusted net income and margin thereof are financial measures that have not been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization. 3. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Net income margin increased by 810 basis points to 15.9%, and adjusted net income margin expanded by 750 basis points to 15.7%1,2 is a tech-enabled, mission-driven specialty finance platform that broadens the reach of community banks to extend credit access to everyday Americans. 5 Mission-driven Platform Providing best in class products and customer service with an 80 NPS Score1 Significant Economic Scale Facilitated more than $7.2 billion in gross loan issuance covering over 4.0 million loans, since inception2 Profitable Across Business Cycles 10 consecutive years of positive net income3 OppFi At-A-Glance Large Addressable Market 60+ million US Consumers face credit insecurity and are unlikely to access credit at choice4 Strong Fundamentals and Balance Sheet Operating efficiency drives strong free cash flow and a robust balance sheet which position OppFi for growth 1. For Q4 2024 at the time of loan approval. 2. As of December 31, 2024. 3. 2015-2024. 4. Federal Reserve Bank of New York – “Unequal Access to Credit: The Hidden Impact of Credit Constraints” (2019)

Outstanding Customer Satisfaction

80 Net Promoter Score (NPS)

6,000+ Paid-In-Full Customers return every month, demonstrating OppFi's strong value proposition

4.8 ★★★★★ 10,861 reviews — Google

4.7 out of 5 ★★★★★ 4834 reviews — creditkarma

4.5★ 4,657 total — Trustpilot

A+ Rated by BBB — BBB ACCREDITED BUSINESS

OppLoans

Simple, Transparent Loans and Exceptional Customer Service

Selected Customer Testimonials

"It is the easiest loan process I have ever done. The website is very well designed. I also think it's great that the first time I applied, you took the time to educate me about the interest rate. I have dealt with payday loan businesses before, and this loan product fits a perfect niche [...] It has suited my needs, and the notifications when refinancing is available are great. I am well aware of the high interest rate, but it was so helpful to me while I was in the process of repairing my credit.

July 2024, NPS

"I was facing eviction and desperately trying to get some loans. I was able to get a loan for the whole amount and will only be paying $160 every 2 weeks. This Company was a major blessing. I consider this to be a miracle and will be happy to pay any amount over what I owe to keep a roof over our heads. Thank You OppLoans, we are forever grateful.

July 2024, TrustIndex

"I recently had a bankruptcy and was looking for some loan options to help get my credit back on track. I was hounded by predatory "lenders" with very low loan amounts and insane interest rates. OppLoans gave me an awesome offer with a considerable amount of credit and a very reasonable rate! Also, my credit already went up 92+ points!!! Awesome customer service as well. Highly recommend!

June 2024, Trustpilot

OppFi | 6

Note: Ratings reflect data as of February 12, 2025. Returning paid-in-full customers based on 2024 data through December 31, 2024.

Financial Highlights

Q4 2024 Financial Highlights $14.0M Net Income $20.3M Adj. Net Income1,2 $(0.26) Basic EPS $(0.26) Diluted EPS $0.23 Adjusted EPS1,2 8 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization. -$3 $8 $20 Q4 2022 Q4 2023 Q4 2024 +140% $(0.23) $0.10 $0.23 Q4 2022 Q4 2023 Q4 2024 +135% Adjusted Net Income1,2 ($M) Adjusted EPS1,2 More than doubled net income year over year, driven by record Q4 revenue, improvements in net charge-offs, and prudent expense management

Full Year 2024 Financial Highlights $83.8M Net Income $82.7M Adj. Net Income1,2 $0.36 Basic EPS $0.36 Diluted EPS $0.95 Adjusted EPS1,2 9 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization. $3 $41 $83 FY 2022 FY 2023 FY 2024 +99% $0.04 $0.49 $0.95 FY 2022 FY 2023 FY 2024 +96% Adjusted Net Income1,2 ($M) Adjusted EPS1,2 Significant growth in net income year over year, driven by record annual revenue, improvements in net charge-offs, and prudent expense management

Q4 2024 Performance: Improvement Across Key Profitability Drivers 10 Total Revenue ($M) Operating Expense Margin 1. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Net Charge-Off Rate1 Total revenue increased 2.1% YoY driven by annualized average yield1 having increased 320 bps Prudent expense management drove down total expenses as a percentage of total revenue by 150 bps YoY 48.4% 42.9% 41.4% Q4 2022 Q4 2023 Q4 2024 -3% 59.3% 46.4% 41.9% Q4 2022 Q4 2023 Q4 2024 -10% $120 $133 $136 Q4 2022 Q4 2023 Q4 2024 +2% Net charge-offs as a percentage of total revenue decreased 450 bps YoY as a result of improved credit initiatives driving strong payment performance and increased recovery efforts

Full Year 2024 Performance: Improvement Across Key Profitability Drivers 11 Total Revenue ($M) Operating Expense Margin 1. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Net Charge-Off Rate1 Total revenue increased 3.3% YoY driven by average yield1 having increased 410 bps Prudent expense management drove down total expenses as a percentage of total revenue by 150 bps YoY 49.3% 44.6% 43.1% FY 2022 FY 2023 FY 2024 -3% 51.6% 43.5% 39.1% FY 2022 FY 2023 FY 2024 -10% $453 $509 $526 FY 2022 FY 2023 FY 2024 +3% Net charge-offs as a percentage of total revenue decreased 440 bps YoY as a result of improved credit initiatives driving strong payment performance and increased recovery efforts

Q4 2024
Key Performance Indicators[6]

- **Total net originations increased 11% year over year** as a result of bank partners' expansion into additional states, increased demand through certain marketing partners, and enhanced lead evaluation capabilities driving higher quality applications, and **Total Retained Net Originations increased 6% year over year**, attributed to originations growth outpacing the growth in the percentage of loans retained by our bank partners
- **Ending Receivables increased 2% year over year** as a result of growth in retained net originations year over year and a healthier portfolio from credit modeling enhancements leading to less charge-offs year over year
- **Net charge-off rate as percentage of total revenue decreased to 42% from 46% year over year**, and the **annualized net charge off rate as a percentage of average receivables decreased to 54% from 59% year over year**, as a result of a higher yielding portfolio for the reasons discussed below combined with both lower gross charge-offs and higher recoveries driving lower levels of net charge-offs
- **Average yield increased to 130% from 127% year over year** due to the decrease in delinquent loans in the portfolio that were not accruing interest as well as an increase in the average statutory rate due to the introduction of pricing initiatives throughout 2024 and a relative shift away from states with lower interest rates
- **Automatic approval rate increased to 79% from 73% year over year**, reflecting the continued application of algorithmic automation projects that streamline the origination process

	UNAUDITED QUARTER ENDED	
($ in millions)	12/31/2024	12/31/2023
Total Net Originations[1]	$214	$192
Total Retained Net Originations[1]	$193	$182
Ending Receivables[2]	$425	$416
% of Originations by Bank Partners	100%	100%
Net Charge-Off Rate as % of Total Revenue[3]	42%	46%
Net Charge-Off Rate as % of Avg. Receivables, Annualized[3]	54%	59%
Average Yield, Annualized[4]	130%	127%
Automatic Approval Rate[5]	79%	73%

1. Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners or originated directly.
2. Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
3. Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
4. Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric.
5. Automatic approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.
6. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products.

OppFi | 12

Full Year 2024 Key Performance Indicators[6]

- **Total net originations increased 7% year over year** as a result of bank partners' expansion into additional states, increased demand through certain marketing partners, and enhanced lead evaluation capabilities driving higher quality applications, and **Total Retained Net Originations increased 1% year over year**, attributed to originations growth outpacing the growth in the percentage of loans retained by our bank partners
- **Ending Receivables increased 2% year over year** as a result of growth in retained net originations year over year and a healthier portfolio from credit modeling enhancements leading to less charge-offs year over year
- **Net charge-off rate as percentage of total revenue decreased to 39% from 44% year over year**, and the **net charge off rate as a percentage of average receivables decreased to 51% from 55% year over year**, as a result of a higher yielding portfolio for the reasons discussed below combined with both lower gross charge-offs and higher recoveries driving lower levels of net charge-offs
- **Average yield increased to 131% from 127% year over year** due to the decrease in delinquent loans in the portfolio that were not accruing interest as well as an increase in the average statutory rate due to the introduction of pricing initiatives throughout 2024 and a relative shift away from states with lower interest rates
- **Automatic approval rate increased to 76% from 72% year over year**, reflecting the continued application of algorithmic automation projects that streamline the origination process

	UNAUDITED YEAR ENDED	
($ in millions)	12/31/2024	12/31/2023
Total Net Originations[1]	$802	$748
Total Retained Net Originations[1]	$733	$723
Ending Receivables[2]	$425	$416
% of Originations by Bank Partners	100%	98%
Net Charge-Off Rate as % of Total Revenue[3]	39%	44%
Net Charge-Off Rate as % of Avg. Receivables[3]	51%	55%
Average Yield[4]	131%	127%
Automatic Approval Rate[5]	76%	72%

1. Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners or originated directly.
2. Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
3. Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
4. Average yield is defined as total revenue from the period as a percent of average receivables.
5. Automatic approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.
6. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products.

OppFi | 13

14 2024 Key Capital Allocation Initiatives • $12.7M for $0.12 special dividend and special distribution to Class A common stockholders and Opportunity Financial, LLC Class A common unitholders, respectively (Q2-24) • $3.6M in share repurchases at an average price of $3.41 • $20.0M in repayment of corporate term loan debt (Q2-24 & Q4-24) • $15.2M for cash portion of acquisition of equity interest in Bitty Advance (Q3-24) Subsequent Key Capital Allocation Initiatives • $30.0M in repayment of remaining corporate term loan debt outstanding (Q1-25) 1. Free cash flow is a financial measure that has not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP financial measures. Free Cash Flow Generation Bolsters Balance Sheet & Provides Capital Allocation Optionality Free Cash Flow Generation ($M)1 Full year free cash flow generation far surpassing that of 2023 Total Funding Capacity ($M) $318.8 $206.2 $88.3 12/31/2024 Restricted and Unrestricted Cash Undrawn Debt Drawn Debt $613.3 $51.9 $96.3 FY 2023 FY 2024

15 $563M $594M to Total Revenue Adjusted Net Income Adjusted EPS $95M $97M to $1.06 $1.07 to Full Year 2025 Earnings Guidance YoY increase of 7%-13% YoY increase of 15%-17% YoY increase of 11%-13% 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures. A reconciliation of projected 2025 adjusted net income and adjusted EPS to the most directly comparable GAAP financial measure is not included in this presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. 2. Adjusted EPS of $1.06 to $1.07 is based on approximate weighted average diluted shares outstanding of 90.0 million. 1,2 1

Appendix

Q4 2024 Income Statement

(in Thousands, except share and per share data) (Unaudited)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Variance $	Variance %
Interest and loan related income	$ 134,337	$ 131,815	$ 2,522	1.9%
Other revenue	1,386	1,109	277	25.0%
Total revenue	135,723	132,924	2,799	2.1%
Change in fair value of finance receivables	(54,897)	(66,956)	12,059	(18.0%)
Provision for credit losses on finance receivables	(8)	(217)	209	(96.1%)
Net revenue	80,818	65,751	15,067	22.9%
Expenses:				
Sales and marketing	11,083	11,247	(164)	(1.5%)
Customer operations[1]	11,850	11,592	258	2.2%
Technology, products, and analytics	8,275	9,696	(1,421)	(14.7%)
General, administrative, and other[1]	13,908	12,435	1,473	11.8%
Total expenses before interest expense	45,116	44,970	146	0.3%
Interest expense	11,029	12,071	(1,042)	(8.6%)
Total expenses	56,145	57,041	(896)	(1.6%)
Income from operations	24,673	8,710	15,963	183.3%
Change in fair value of warrant liabilities	(10,994)	(5,814)	(5,180)	89.1%
Income from equity method investment	815	-	815	-
Other income	79	80	(1)	(1.3%)
Income before income taxes	14,573	2,976	11,597	389.7%
Income tax expense	600	1,034	(434)	(42.0%)
Net income	13,973	1,942	12,031	619.7%
Less: net income attributable to noncontrolling interest	19,582	7,509	12,073	160.8%
Net loss attributable to OppFi Inc.	$ (5,609)	$ (5,567)	$ (42)	(0.8%)
Loss per share attributable to OppFi Inc.:				
Loss per common share:				
Basic	$ (0.26)	$ (0.31)		
Diluted	$ (0.26)	$ (0.31)		
Weighted average common shares outstanding:				
Basic	21,442,460	18,087,627		
Diluted	21,442,460	18,087,627		

1. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company reclassified certain expenses that were previously included in general, administrative, and other expenses to customer operations expenses.
2. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

OppFi 17

Full Year 2024 Income Statement

(in Thousands, except share and per share data)	Twelve Months Ended December 31, 2024 Unaudited	2023	Variance $	%
Interest and loan related income	$ 521,227	$ 505,430	$ 15,797	3.1%
Other revenue	4,736	3,519	1,217	34.6%
Total revenue	525,963	508,949	17,014	3.3%
Change in fair value of finance receivables	(204,443)	(231,419)	26,976	(11.7%)
Provision for credit losses on finance receivables	(42)	(4,348)	4,306	(99.0%)
Net revenue	321,478	273,182	48,296	17.7%
Expenses:				
Sales and marketing	41,341	46,222	(4,881)	(10.6%)
Customer operations[1]	47,023	46,362	661	1.4%
Technology, products, and analytics	35,639	39,161	(3,522)	(9.0%)
General, administrative, and other[1]	58,231	48,332	9,899	20.5%
Total expenses before interest expense	182,234	180,077	2,157	1.2%
Interest expense	44,708	46,750	(2,042)	(4.4%)
Total expenses	226,942	226,827	115	0.1%
Income from operations	94,536	46,355	48,181	103.9%
Change in fair value of warrant liabilities	(8,244)	(4,976)	(3,268)	65.7%
Income from equity method investment	1,442	-	1,442	-
Other income	318	431	(113)	(26.2%)
Income before income taxes	88,052	41,810	46,242	110.6%
Income tax expense	4,215	2,331	1,884	80.8%
Net income	83,837	39,479	44,358	112.4%
Less: net income attributable to noncontrolling interest	76,579	40,484	36,095	89.2%
Net income (loss) attributable to OppFi Inc.	$ 7,258	$ (1,005)	$ 8,263	821.8%
Earnings (loss) per share attributable to OppFi Inc.:				
Earnings (loss) per common share:				
Basic	$ 0.36	$ (0.06)		
Diluted	$ 0.36	$ (0.06)		
Weighted average common shares outstanding:				
Basic	20,145,606	16,391,199		
Diluted	20,145,606	16,391,199		

1. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company reclassified certain expenses that were previously included in general, administrative, and other expenses to customer operations expenses.
2. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

OppFi 18

Condensed Balance Sheet 19 1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. December 31, December 31, (in Thousands) 2024 2023 $ % Unaudited Assets Cash and restricted cash 88,288$ 73,943$ 14,345$ 19.4% Finance receivables at fair value 473,696 463,320 10,376 2.2% Finance receivables at amortized cost, net - 110 (110) (100.0%) Equity method investment 19,194 - - - Other assets 59,993 64,170 (4,177) (6.5%) Total assets 641,171$ 601,543$ 39,628$ 6.6% Liabilities and stockholders’ equity Accounts payable and accrued expenses 33,290$ 26,448$ 6,842$ 25.9% Other liabilities 39,802 40,086 (284) (0.7%) Total debt 318,758 334,116 (15,358) (4.6%) Warrant liabilities 15,108 6,864 8,244 120.1% Total liabilities 406,958 407,514 (556) (0.1%) Total stockholders’ equity 234,213 194,029 40,184 20.7% Total liabilities and stockholders’ equity 641,171$ 601,543$ 39,628$ 6.6% Variance

(in Thousands) 2024 2023 $ % Unaudited Net cash provided by operating activities 323,806$ 296,146$ 27,660$ 9.3% Net cash used in investing activities (243,442) (244,292) 850 (0.3%) Net cash used in financing activities (66,019) (27,581) (38,438) 139.4% Net increase in cash and restricted cash 14,345$ 24,273$ (9,928)$ (40.9%) Twelve Months Ended December 31, Variance Condensed Cash Flow Statement 20 1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

Q4 2024 Adjusted Net Income Reconciliation

(in Thousands, except share and per share data)	Three Months Ended December 31,		Variance	
(Unaudited)	2024	2023	$	%
Net income	$ 13,973	$ 1,942	$ 12,031	619.7%
Income tax expense	600	1,034	(434)	(42.0%)
Other income	(79)	(80)	1	(0.6%)
Change in fair value of warrant liabilities	10,994	5,814	5,180	89.1%
Other addbacks and one-time expenses, net[1]	921	1,995	(1,074)	(53.8%)
Adjusted EBT[2,3]	26,409	10,705	15,704	146.7%
Less: pro forma taxes[4]	6,114	2,258	3,856	170.8%
Adjusted net income[2,3]	$ 20,295	$ 8,447	$ 11,848	140.3%
Adjusted earnings per share[2,3]	$ 0.23	$ 0.10		
Weighted average diluted shares outstanding	87,504,493	85,721,167		
Total revenue	$ 135,723	$ 132,924		
Adjusted net income margin[2,3]	15.0%	6.4%		

1. For the three months ended December 31, 2024, other addbacks and one-time expenses, net of $0.9 million included $1.1 million in expenses related to stock compensation, $0.1 million in expenses related to severance, and $0.1 million in expenses related to corporate development, partially offset by a $0.4 million addback related to legal matters. For the three months ended December 31, 2023, other addbacks and one-time expenses, net of $2.0 million included $1.0 million in expenses related to stock compensation, $0.7 million in expenses related to corporate development, $0.2 million in expenses related to provision for credit losses on the OppFi Card finance receivables, and $0.1 million in expenses related to legal matters.
2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income (and margin thereof), and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.
4. Assumes a tax rate of 23.15% for the three months ended December 31, 2024 and a tax rate of 21.09% for the three months ended December 31, 2023, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
5. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

OppFi | 21

Full Year 2024 Adjusted Net Income Reconciliation

(in Thousands, except share and per share data)	Twelve Months Ended December 31,				Variance		
(Unaudited)		2024		2023		$	%
Net income	$	83,837	$	39,479	$	44,358	112.4%
Income tax expense		4,215		2,331		1,884	80.8%
Other income		(318)		(431)		113	(26.3%)
Change in fair value of warrant liabilities		8,244		4,976		3,268	65.7%
Other addbacks and one-time expenses, net[1]		12,024		7,928		4,096	51.7%
Adjusted EBT[2,3]		108,002		54,283		53,719	99.0%
Less: pro forma taxes[4]		25,337		12,789		12,548	98.1%
Adjusted net income[2,3]	$	82,665	$	41,494	$	41,171	99.2%
Adjusted earnings per share[2,3]	$	0.95	$	0.49			
Weighted average diluted shares outstanding		86,652,427		85,051,304			
Total revenue	$	525,963	$	508,949			
Adjusted net income margin[2,3]		15.7%		8.2%			

1. For the year ended December 31, 2024, other addbacks and one-time expenses, net of $12.0 million included $5.3 million in expenses related to stock compensation, $3.0 million in expenses related to OppFi Card's exit activities, $1.8 million in expenses related to legal matters, $1.3 million in expenses related to severance, and $0.7 million in expenses related to corporate development. For the year ended December 31, 2023, other addbacks and one-time expenses, net of $7.9 million included $4.1 million in expenses related to provision for credit losses on the OppFi Card finance receivables, $4.1 million in expenses related to stock compensation, $1.5 million in expenses related to corporate development, $0.9 million in expenses related to retention and severance, and $0.3 million in expenses related to legal matters, partially offset by a $3.0 million addback from the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost.
2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income (and margin thereof), and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.
4. Assumes a tax rate of 23.46% for the year ended December 31, 2024 and a tax rate of 23.56% for the year ended December 31, 2023, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
5. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

OppFi 22

Q4 2024 Adjusted Earnings per Share Reconciliation

(Unaudited)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023
Weighted average Class A common stock outstanding	21,442,460	18,087,627
Weighted average Class V voting stock outstanding	64,758,117	92,604,532
Elimination of earnouts at period end	-	(25,500,000)
Dilutive impact of restricted stock units	1,141,932	450,286
Dilutive impact of performance stock units	71,234	78,722
Dilutive impact of stock options	89,953	-
Dilutive impact of employee stock purchase plan	797	-
Weighted average diluted shares outstanding	87,504,493	85,721,167

(in Thousands, except share and per share data)	Three Months Ended December 31, 2024		Three Months Ended December 31, 2023	
(Unaudited)	$	Per Share	$	Per Share
Weighted average diluted shares outstanding		87,504,493		85,721,167
Net income	$ 13,973	$ 0.16	$ 1,942	$ 0.02
Income tax expense	600	0.01	1,034	0.01
Other income	(79)	(0.00)	(80)	(0.00)
Change in fair value of warrant liabilities	10,994	0.13	5,814	0.07
Other addbacks and one-time expenses, net[1]	921	0.01	1,995	0.02
Adjusted EBT[2,3]	26,409	0.30	10,705	0.12
Less: pro forma taxes[4]	6,114	0.07	2,258	0.03
Adjusted net income[2,3]	$ 20,295	$ 0.23	$ 8,447	$ 0.10

1. For the three months ended December 31, 2024, other addbacks and one-time expenses, net of $0.9 million included $1.1 million in expenses related to stock compensation, $0.1 million in expenses related to severance, and $0.1 million in expenses related to corporate development, partially offset by a $0.4 million addback related to legal matters. For the three months ended December 31, 2023, other addbacks and one-time expenses, net of $2.0 million included $1.0 million in expenses related to stock compensation, $0.7 million in expenses related to corporate development, $0.2 million in expenses related to provision for credit losses on the OppFi Card finance receivables, and $0.1 million in expenses related to legal matters.
2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income, and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.
4. Assumes a tax rate of 23.15% for the three months ended December 31, 2024 and a tax rate of 21.09% for the three months ended December 31, 2023, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
5. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

OppFi | 23

Full Year 2024 Adjusted Earnings per Share Reconciliation

(Unaudited)	Twelve Months Ended December 31, 2024	Twelve Months Ended December 31, 2023
Weighted average Class A common stock outstanding	20,145,606	16,391,199
Weighted average Class V voting stock outstanding	65,619,358	93,857,926
Elimination of earnouts at period end	-	(25,500,000)
Dilutive impact of restricted stock units	789,783	261,595
Dilutive impact of performance stock units	72,802	40,584
Dilutive impact of stock options	24,679	-
Dilutive impact of employee stock purchase plan	199	-
Weighted average diluted shares outstanding	86,652,427	85,051,304

(in Thousands, except share and per share data) (Unaudited)	Twelve Months Ended December 31, 2024 $	Twelve Months Ended December 31, 2024 Per Share	Twelve Months Ended December 31, 2023 $	Twelve Months Ended December 31, 2023 Per Share
Weighted average diluted shares outstanding		86,652,427		85,051,304
Net income	$ 83,837	$ 0.97	$ 39,479	$ 0.46
Income tax expense	4,215	0.05	2,331	0.03
Other income	(318)	(0.00)	(431)	(0.01)
Change in fair value of warrant liabilities	8,244	0.10	4,976	0.06
Other addbacks and one-time expenses, net[1]	12,024	0.14	7,928	0.09
Adjusted EBT[2,3]	108,002	1.25	54,283	0.64
Less: pro forma taxes[4]	25,337	0.29	12,789	0.15
Adjusted net income[2,3]	$ 82,665	$ 0.95	$ 41,494	$ 0.49

1. For the year ended December 31, 2024, other addbacks and one-time expenses, net of $12.0 million included $5.3 million in expenses related to stock compensation, $3.0 million in expenses related to OppFi Card's exit activities, $1.8 million in expenses related to legal matters, $1.3 million in expenses related to severance, and $0.7 million in expenses related to corporate development. For the year ended December 31, 2023, other addbacks and one-time expenses, net of $7.9 million included $4.1 million in expenses related to provision for credit losses on the OppFi Card finance receivables, $4.1 million in expenses related to stock compensation, $1.5 million in expenses related to corporate development, $0.9 million in expenses related to retention and severance, and $0.3 million in expenses related to legal matters, partially offset by a $3.0 million addback from the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost.
2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income, and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.
4. Assumes a tax rate of 23.46% for the year ended December 31, 2024 and a tax rate of 23.56% for the year ended December 31, 2023, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
5. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

OppFi 24

(in Thousands) (Unaudited) 2024 2023 $ % Net cash provided by operating activities 323,806$ 296,146$ 27,660$ 9.3% Net cash used in investing activities (243,442) (244,292) 850 (0.3%) Less: cash used for the acquisition of equity interest in Bitty Advance (15,966) - (15,966) - (227,476) (244,292) 16,816 (6.9%) Free cash flow1 96,330$ 51,854$ 44,476$ 85.8% Twelve Months Ended December 31, Variance Net cash used in investing activities, less cash used for the acquisition of equity interest in Bitty Advance Free Cash Flow Reconciliation 25 1. Free cash flow is a financial measure that has not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

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